EXHIBIT 99.1

November 20, 2006

Pachinko World, Inc.
Attn: Board of Directors

Gentlemen:

I hereby reference my letter of resignation as a Director of Pachinko World, Inc. (the “Company”) dated as of the date hereof. In connection with such resignation, I hereby confirm that I agree with the following statement as to the reasons for such resignation, and consent to the attachment of this letter as an Exhibit to the Company’s report on Form 8-K:

“On November 20, 2006, Haruo Miyano resigned his position as a director of the Company. One of Mr. Miyano’s primary objectives as a director of the Company, among others, was to assist the Company in obtaining financing through its status as a reporting company. It had become apparent to the Company as well as Mr. Miyano that it was not in the best interests of the Company to pursue such financing opportunities.”

Yours truly /s/ Haruo Miyano